EXHIBIT 99.1

Adept Technology Reports First Quarter Fiscal Year 2010 Results

Revenues Grow 36 Percent Sequentially, Company Returns to Positive Adjusted EBITDA

PLEASANTON, Calif., Nov. 4, 2009 (GLOBE NEWSWIRE) -- Adept Technology, Inc. (Nasdaq:ADEP), a leading provider of intelligent vision-guided robotic solutions, today announced financial results for its fiscal first quarter ended September 26, 2009.

First Quarter Results

Revenues for the first quarter of fiscal 2010 were $11.7 million, compared to $8.6 million for the fourth quarter of fiscal 2009 and $14.3 million for the same period last year. The Company reported a GAAP net loss of $82,000, or $0.01 per share, which compares to a net loss of $3.3 million, or $0.40 per share, in the previous quarter and a net loss of $1.6 million, or $0.20 per share, in the first quarter of fiscal 2009.

Adept's adjusted EBITDA was $693,000 in the first quarter of fiscal 2010, compared with adjusted EBITDA loss of $1.5 million in the fourth quarter of fiscal 2009 and adjusted EBITDA loss of $805,000 in the first quarter of fiscal 2009. A discussion of this non-GAAP measure and reconciliation of this measure to the applicable GAAP measure is included below.

Gross margin was 45.5% of revenue in the first fiscal quarter of 2010, compared with 31.7% in the previous quarter and 46.2% of revenue in the first fiscal quarter of 2009. The Company's gross margin was positively impacted by increased volumes, which increased absorption of fixed manufacturing expenses.

During the first quarter, the Company continued to realize the benefits of its cost reduction efforts. Operating expenses were $5.5 million, down from $6.0 million last quarter and $7.7 million in the same quarter of fiscal 2009. Operating loss for the quarter was $209,000, compared to an operating loss of $3.3 million in the fourth quarter of fiscal 2009 and to an operating loss of $1.1 million a year ago.

Adept's cash and cash equivalents balance at September 26, 2009 was $7.1 million, compared to $7.5 million as of June 30, 2009.

"The 36 percent sequential revenue growth achieved in the first quarter reflects increasing momentum in our business despite the current economic climate," said John Dulchinos, Adept's president and chief executive officer. "We continued to experience strength in the packaging market, and saw growth in the disk drive market and in our European services business. In addition, we fulfilled and recognized most of the $2.5 million order for vision guided robots for a major consumer electronics manufacturer, as announced in July."

Mr. Dulchinos continued, "Our first quarter results also validate the efficiency of our financial model and the leverage we are able to achieve as our revenues return to previous levels. We posted a positive adjusted EBITDA as we realized the full effects of our cost reductions on operating expenses and gross margin, while continuing to invest in new products and market expansion in Japan. While we are in the midst of our seasonally weaker half of the fiscal year and will continue to invest in our future, we expect to see improvements and leverage in the model throughout 2010."

Recent Highlights:

 *  Announced a new USDA accepted parallel robot for meat and poultry processing designed to provide food packagers the highest
    possible speeds for raw-food handling, while maintaining hygienic standards. The Quattro s650HS is the industry's only parallel robot with USDA acceptance.
 *  Packaging revenue grew 41 percent over last quarter, reflecting continued acceptance of our Quattro products.
 *  Appointed Rush LaSelle as Director of Global Sales & Marketing.
    LaSelle has over 20 years experience with advanced robotics and automation systems and will spearhead the company's global sales and marketing efforts.
 *  Selected by LasX Industries as its exclusive robotics partner for its LaswerSharp (R) Spider STP-400last cutting system.

Quarterly Conference Call

John Dulchinos, president and chief executive officer, and Lisa Cummins, vice president and chief financial officer, will host an investor conference call today, November 4, 2009, at 5:00 P.M Eastern Time, to review the Company's financial and operating performance for the fiscal 2010 first quarter. The call may also include statements regarding the company's anticipated operations for fiscal 2010. These statements will be forward-looking, and actual results may differ materially. The Company intends to continue its practice of not updating forward-looking statements or providing anticipated financial performance information not included in this press release. The call can be accessed by dialing (877) 941-6011. Participants are asked to call the assigned number approximately 10 minutes before the conference call begins. In addition, the conference call will be available over the Internet at www.adept.com in the Investor Relations section of the site. For those who are not available to listen to the live broadcast, the call will be archived at www.adept.com and a telephonic playback of the conference call will also be available for seven days following the call. Replay listeners should call (800) 406-7325 and enter the passcode 4175185#.

Company Profile

Adept is a global, leading provider of intelligent robotics systems and services that enable customers to achieve precision, speed, quality and productivity in their assembly, handling, packaging, testing and other automated processes. With a comprehensive portfolio of high-performance motion controllers, application development software, vision-guidance technology and high-reliability robot mechanisms, Adept provides specialized, cost-effective robotics systems and services to high-growth markets including Packaging, Medical, Disk Drive/Electronics and Solar; as well as to traditional industrial markets including machine tool automation and automotive components. More information is available at www.adept.com.

The Adept Technology logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5387

All trade names are either trademarks or registered trademarks of their respective holders.

Use of Non-GAAP Financial Information

In addition to presenting net income in accordance with GAAP, we have determined that adjusted EBITDA, which we define as earnings before interest income, income taxes, depreciation and amortization, and goodwill impairment, and stock-based compensation expense under SFAS No. 123(R), is a relevant measure of performance for our Company as an approximate measure of operating cash flow, as it is a metric commonly used among technology companies and provides meaningful supplemental information regarding our operating performance, and it is expected to be used as a basis for incentive compensation for our management team in fiscal 2010. As a result, we believe it is a helpful tool for communicating our operating performance to our investors and analysts and for comparisons to other technology companies.

Adjusted EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with accounting principles generally accepted in the United States. For more information on our adjusted EBITDA, please see the table captioned "Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA (Loss)" included below. While we believe that adjusted EBITDA is useful within the context described above, it is in fact incomplete and not a measure that should be used to evaluate the full performance of the Company or its prospects. Stock-based compensation has been, and will continue to be for the foreseeable future, a recurring expense for our business and an important incentive component of executive and other employee compensation. Such evaluation needs to consider all of the complexities associated with our business including, but not limited to, how past actions are affecting current results and how they may affect future results, and how regulations and the other aforementioned items affect the final amounts that are or will be available to shareholders as a return on their investment. Net income determined in accordance with GAAP is the most complete measure available today to evaluate all elements of our performance. Similarly, our Consolidated Statement of Cash Flows, as presented in our filings with the Securities and Exchange Commission, provides the full accounting for how we have decided to use resources provided to us from our customers and shareholders.

Forward-Looking Statements

This press release contains certain forward-looking statements including statements regarding operating expenses, restructuring activities, margins, profitability, products, market opportunities and Adept's growth based on its current products, strategy and market presence that involve a number of risks and uncertainties. The Company's actual results could differ materially from those expressed in any of the above forward-looking statements for a variety of reasons, including but not limited to, factors affecting our fluctuating operating results including factors difficult to forecast; the effect of the current economic downturn in manufacturing and other businesses of our customers and risks of nonpayment and customer insolvency; the actual results and potential impact of our restructuring efforts; risks of acceptance of the Company's new or current products in the marketplace; future economic, competitive and market conditions including those in Europe and Asia and those related to the Company's strategic markets; the risks and regulatory requirements associated with international operation, sales and foreign suppliers and the impact of foreign currency exchange; the cyclicality of capital spending of the Company's customers and lack of long-term customer contracts; dependence on the continued growth of the intelligent automation market; the highly competitive nature of and rapid technological change and competition within the intelligent automation industry; the lengthy sales cycles for the Company's products; the Company's increasing investment in markets that are subject to increased regulation and potential product liability; the Company's outsourced manufacturing and IT dependence and risks associated with sole or single sources of supply; risks associated with product defects; potential delays associated with the development and introduction of new products; the Company's ability to sell its products through resellers who may also promote competing products; risks associated with variations in our gross margins based on factors not always in Adept's control; the need to complete acquisitions to expand operations; risks of unfair termination claims by employees; risks related to the Company's potential inability to strengthen its internal controls over financial reporting; potential securities class action litigation if Adept's stock price remains volatile or operating results suffer; and costs of being a public company.

For a discussion of risk factors relating to Adept's business, see Adept's SEC filings, including the Company's annual report on Form 10-K for the fiscal year ended June 30, 2009, which includes the discussion in Management's Discussion and Analysis of Financial Condition and Results of Operations and Risk Factors.

FINANCIALS FOLLOW

                          ADEPT TECHNOLOGY, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                             (in thousands)
                               (unaudited)

                                                 Sept. 26,   June 30,
                                                   2009        2009
                                                 ---------  ---------
 ASSETS
 Current assets:
   Cash and cash equivalents                     $   7,063  $   7,501
   Accounts receivable, less allowance
    for doubtful accounts of $980
    at September 26, 2009 and $585 at
    June 30, 2009                                   10,547      6,991
   Inventories                                       7,569      8,125
   Other current assets                          ---------  ---------
                                                       462        317
                                                 ---------  ---------
       Total current assets                         25,641     22,934
 Property and equipment, net                         2,323      2,648
 Other assets                                          126        131
                                                 ---------  ---------
          Total assets                           $  28,090  $  25,713
                                                 =========  =========

 LIABILITIES AND STOCKHOLDERS' EQUITY
 Current liabilities:
   Accounts payable                              $   3,589  $   2,138
   Accrued payroll and related expenses              1,406      1,220
   Accrued warranty                                  1,225      1,179
   Accrued restructuring charges                        --          3
   Other accrued liabilities                         1,615      1,282
                                                 ---------  ---------
       Total current liabilities                     7,835      5,822

 Long-term liabilities:
   Other long-term liabilities                         562        546
                                                 ---------  ---------
       Total liabilities                             8,397      6,368

       Total stockholders' equity                   19,693     19,345
                                                 ---------  ---------
 Total liabilities and stockholders' equity      $  28,090  $  25,713
                                                 =========  =========

                       ADEPT TECHNOLOGY, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (in thousands, except per share data)
                           (unaudited)

                                                  -------------------
                                                   Three Months Ended
                                                  -------------------
                                                  Sept. 26,  Sept. 27,
                                                    2009       2008
                                                  -------------------

 Revenues                                         $ 11,706   $ 14,321
 Cost of revenues                                    6,382      7,712
                                                  --------   --------
 Gross margin                                        5,324      6,609
 Operating expenses:
   Research, development and
   engineering                                       1,214      1,400
   Selling, general and
   administrative                                    4,319      6,794
   Restructuring reversal                               --       (596)
   Amortization of other intangibles                    --         90
                                                  -------------------
 Total operating expenses                            5,533      7,688
                                                  -------------------

 Operating loss                                       (209)    (1,079)

 Interest income (expense), net                         (1)        43
 Currency exchange gain (loss)                         179       (586)
                                                  -------------------

 Loss before income taxes                              (31)    (1,622)
 Provision for income taxes                             51         --
                                                  -------------------
 Net loss                                         $    (82)  $ (1,622)
                                                  ===================

 Net loss per share:
   Basic                                          $  (0.01)  $  (0.20)
                                                  ===================
   Diluted                                        $  (0.01)  $  (0.20)
                                                  ===================

 Shares used in computing per share amounts
   Basic                                             8,288      8,013
                                                  ===================
   Diluted                                           8,288      8,013
                                                  ===================

                        ADEPT TECHNOLOGY, INC.
   Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA (Loss)
                           (in thousands)
                            (unaudited)

                             ----------------------------------------
                                 Three          Three        Three
                             Months ended   Months ended  Months ended
                               Sept. 26,      June 30,     Sept. 27,
                                 2009           2009         2008
                             ----------------------------------------
 Net loss                    $   (82)      $   (3,306)     $   (1,622)
  Interest income (expense)
   net                             1                2             (43)
  Income taxes                    51              290              --
  Depreciation                   382              400             409
  Amortization of
   intangibles                    --               79              90
                             ----------------------------------------
  Goodwill impairment             --              659              --
                             ----------------------------------------
  Stock compensation
   expense                       341              380             361

                             ----------------------------------------
 Adjusted EBITDA (loss)      $   693       $   (1,496)     $     (805)
                             ========================================

CONTACT:  Adept Technology, Inc.
          Lisa Cummins, Chief Financial Officer
          925-245-3400
          Investor.relations@adept.com